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                               Exhibit 10(c)(vii)

                                LETTER AGREEMENT

November 6, 1997

Crown Crafts, Inc.
1600 RiverEdge Parkway
Suite 200
Atlanta, GA 30328

Attn:  Mr. Robert Schnelle, Treasurer

Reference is made to the Revolving Credit Agreement ("Credit Agreement") dated as of August 25, 1995 as amended by that certain amendment dated May 1, 1996 and that certain amendment dated June 28, 1996 between Crown Crafts, Inc. ("Crown Crafts") and NationsBank, N.A. ("NationsBank"), formerly NationsBank, National Association (Carolinas). Capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

Whereas, the Borrower has requested that NationsBank waive compliance with
Section 7.4 Consolidated Cash Flow Ratio of the Credit Agreement for the period ended 9/28/97.

Now, therefore, pursuant to the request of the Borrower, the Lender agrees to waive compliance with Section 7.4 of Article VII of the Credit Agreement for the quarter ended September 28, 1997. This waiver is subject to the payment of the Amendment Fee as stated below.

Amendment Fee. Crown Crafts agrees to pay NationsBank an amendment fee of $9,000, which shall be earned and paid as of such date.

Except as expressly set forth herein, this letter shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of NationsBank under the Credit Agreement or any related document or agreement. Except as expressly set forth herein, all of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement and any related document ratified and affirmed in all respects and shall continue in full force and effect.

Please indicate your agreement and acceptance by signing a copy of this letter below and returning it to us.

Sincerely,

BY: /s/ DAVID H. DINKINS
    ------------------------------------
David H. Dinkins
Vice President

Agreed and Accepted by: Crown Crafts, Inc.

BY: /s/ROBERT E. SCHNELLE
    ------------------------------------
Robert E. Schnelle
Chief Accounting Officer, Treasurer